                                                                 Exhibit 10.14.1

                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (this "FIRST AMENDMENT") is made as of the 5th day of January, 2004, by and between LASALLE-ADAMS, L.L.C., a Delaware limited liability company ("LANDLORD") and HANOVER CAPITAL PARTNERS LTD., a New York corporation ("TENANT").

                                   BACKGROUND

     A. Landlord and Tenant entered into an Office Lease, dated as of January 29, 1999 (the "ORIGINAL LEASE"), pursuant to which Landlord leases to Tenant Suite 1338 (the "ORIGINAL PREMISES"), consisting of approximately 1,151 rentable square feet, in the building located at 2008 S. LaSalle Street, Chicago, Illinois (the "BUILDING").

     B. Landlord and Tenant desire by the instrument to amend the Original Lease to, among other things, relocate the Original Premises and extend the term of the Original Lease.

                                     TERMS

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1.   Definitions.

          (a) The term "LEASE" as used herein and in the Original Lease shall mean and refer to the Original Lease as amended by this First Amendment.

          (b) All terms used herein shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

     2. Extension of Term. The Term is hereby extended to January 31, 2009. All references in the Lease to the Expiration Date shall be deemed to refer to the last day of the Term as extended by this First Amendment.

     3. Relocation of Current Premises. Effective as of February 1, 2004 ("NEW PREMISES COMMENCEMENT DATE"), the Original Premises shall be relocated (at Tenant's sole cost and expense) to Suite 1331 located on the thirteenth floor of the Building, consisting of approximately 423 rentable square feet (the "NEW PREMISES"). The New Premises are more particularly depicted on Exhibit A attached hereto and made a part hereof. From and after the New Premises Commencement Date, all references in the Lease to the "Premises" shall be deemed to mean the New Premises.

     4. Surrender of Original Premises. As of the New Premises Commencement Date, Tenant shall surrender the Original Premises in accordance with the terms and provisions of the Original Lease, including but not limited to, Section 16 of the Original Lease, Surrender. If the Tenant fails to surrender the Original Premises as required herein, Tenant shall be in default of the Lease and subject to all of the terms and conditions of Section 17 and Section 18 of the

Original Lease, including, without limitation, the payment of holdover rent for the Original Premises.

     5. Tenant's Proportionate Share. As of the New Premises Commencement Date, Tenant's Proportionate Share of Operating Expenses & Taxes (as defined in Section 1.4 of the Original Lease) shall be deemed to be 0.0484%.

     6. Net Lease. Landlord and Tenant acknowledge that the Original Lease is currently a modified "net" lease, whereby Tenant pays Tenant's Proportionate Share of Operating Expense & Taxes over the Base Expense Year and Base Tax Year. With this First Amendment, Landlord and Tenant desire to change the Lease to a pure "net" lease, whereby Tenant shall pay Tenant's Proportionate Share of Operating Expenses & Taxes without regard to a base year. Accordingly, as of the New Premises Commencement Date, the Base Expenses or Base Expenses Year as defined in Section 1.5 of the Original Lease shall be "0" and the Base Taxes or Base Tax Year as defined in Section 1.6 of the Original Lease shall be "0."

     7. Expenses. Section 3.1.3 of the Lease is hereby modified by replacing the phrase "95%" in each instance where such phrase appears within such section with the phrase "100%."

     8. Base Rent. (a) As of the New Premises Commencement Date, Tenant shall pay Base Rent in accordance with the following schedule:

-------------------------------------------------------------------------------
                                BASE RENT
                               PER RENTABLE       ANNUAL BASE     MONTHLY BASE
             PERIOD            SQUARE FOOT           RENT            RENT
-------------------------------------------------------------------------------
        2/1/04 to 1/31/05         $7.50            $3,172.50        $264.38
-------------------------------------------------------------------------------
        2/1/05 to 1/31/06         $8.00            $3,384.00        $282.00
-------------------------------------------------------------------------------
        2/1/06 to 1/31/07         $8.50            $3,595.50        $299.63
-------------------------------------------------------------------------------
        2/1/07 to 1/31/08         $9.00            $3,807.00        $317.25
-------------------------------------------------------------------------------
        2/1/08 to 1/31/09         $9.50            $4,018.50        $334.88
-------------------------------------------------------------------------------

          (b) Tenant shall pay all Rent in the manner and at the time set forth in the Lease.

     9. Condition of New Premises. Tenant acknowledges and agrees that it shall take possession of the New Premises in an "as-is" condition, without any representations from Landlord as to the repair or the condition of the New Premises or with respect to the suitability or fitness of the New Premises for Tenant's use. Tenant's taking possession of the New Premises shall be conclusive evidence that the New Premises are in good order and satisfactory condition when Tenant took possession. No agreement of Landlord, the managing or leasing agent of the Building or their respective agents, partners or employees to alter, remodel, decorate, clean or improve the New Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representations regarding the condition of the New Premises or the Building, have been made by or on behalf of Landlord or such other parties or relied upon by Tenant, except as expressly set forth in Section 10 of this First Amendment.

     10. Alterations. Tenant may make certain alterations to the New Premises (the "ALTERATIONS"). If Tenant shall make any Alterations, it shall do so in accordance with the terms and provisions of the Lease, including, but not limited to, Section 10 of the Original Lease. If Tenant makes such Alterations, upon completion of the Alterations, Tenant shall furnish Landlord with full and final waivers of liens and contractors' affidavits and statements, in such form as may be required by Landlord, Landlord's title insurance company and Landlord's construction or permanent lender, if any, from all parties performing labor or supplying materials or services in connection with the Alterations showing that all of said parties have been compensated in full and waiving all liens in connection with the Premises and Building. Tenant shall submit to Landlord a detailed breakdown of Tenant's total construction costs, together with such evidence of payment as is reasonably satisfactory to Landlord. So long as an event of default has not occurred under the Lease, as amended hereby, and Tenant has submitted to Landlord the detailed breakdown of Tenant's total construction costs, within thirty (30) days of Tenant's written request during the Term, Landlord shall make a dollar contribution in the amount of Four Hundred Twenty Three and NO/100 Dollars ($423.00) for application to the extent thereof to the cost of the Alterations ("LANDLORD'S CONTRIBUTION"). If the cost of the Alterations exceeds Landlord's Contribution, Tenant shall have sole responsibility for the payment of such excess cost. If the cost of the Alterations is less than Landlord's Contribution, Tenant shall be entitled to a credit against Rent from Landlord for such unused portion of the Landlord's Contribution.

     11. Notices. For purposes of Section 26 of the Original Lease, all notices and demands to Tenant shall be sent to the following address: Hanover Capital Partners, Ltd., 208 South LaSalle Street, Suite 1331, Chicago, Illinois 60604, Attention: George J. Ostendorf; with a copy to: Holly Loux, Chief Financial Officer, Hanover Capital Mortgage Holdings, Inc., 379 Thornall Street, Edison, New Jersey 08837.

     12. Brokers. Landlord and Tenant each represents to the other that it has no dealings with brokers other than Prime Group Realty Services, Inc. (the "BROKER") in connection with this First Amendment and that, insofar as Landlord and Tenant knows, no other brokers negotiated this First Amendment or are entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord, its property manager and their respective employees harmless from and against all claims, demands, actions, liabilities, damages, costs and expenses (including, attorneys' fees and expenses) arising from either
(i) a claim for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of Tenant in connection with this First Amendment, or (ii) a claim of, or right to, lien under the laws of the state of Illinois relating to real estate broker liens with respect to any such broker retained by, or claiming to have been retained by, Tenant.

     13. Full Force and Effect. Except as in the First Amendment specifically provided, the Lease shall remain unchanged and in full force and effect.

     14. Conflicts. This First Amendment and the Lease shall be deemed one instrument and in the event of a conflict between this First Amendment and the Lease, the terms and provisions of this First Amendment shall, in all instances and for all purposes, control.

     15. Counterparts. This First Amendment may be executed in any number of counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     16.  Time of Essence. Time is of the essence of this First Amendment.

     17. Submission. Submission of this First Amendment by Landlord or Landlord's agent, or their respective agents or representatives, to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this First Amendment unless and until this First Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this First Amendment to Landlord or Landlord's agent or their respective agents or representatives, shall constitute an irrevocable offer by such Tenant to enter into the transactions contemplated by this First Amendment on the terms and conditions herein contained, which offer may not be revoked for fifteen (15) days after such delivery.

     18. No Default. Tenant represents, warrants and covenants that to the best of Tenant's knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Tenant thereunder.

                     [balance of page intentionally blank]

     IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this First Amendment and it shall be effective on the date first written above.

                           LANDLORD:

                           LASALLE-ADAMS, L.L.C., a Delaware limited liability company

                           By: Prime Group Realty, L.P., a Delaware limited
                               partnership, its Administrative Member

                               By: Prime Group Realty Trust, a Maryland real
                                   estate investment trust, its Managing
                                   General Partner

                                   By: /s/ Illegible
                                       _________________________________________

                                   Its: V.P. Asset Management
                                       _________________________________________

                                   By: /s/ Illegible
                                       _________________________________________

                                   Its: President
                                       _________________________________________


                          TENANT:


                          HANOVER CAPITAL PARTNERS LTD.

                          By: /s/ Illegible
                             ___________________________________________________

                          Its: Senior Managing Director
                             ___________________________________________________